Exhibit 99.1

VMware Announces One-Time Special Dividend to Stockholders

•	$11bn dividend recommended by independent special committee, declared by VMware Board
•	Dividend supported by strong business performance and balance sheet
•	Reaffirms Q2 guidance and FY-19 full year revenue and operating margin guidance

PALO ALTO, CA – July 2, 2018 – The Board of Directors of VMware Inc. (NYSE:VMW) (the “Company”), a leading innovator in enterprise software, is pleased to announce an $11 billion one-time special dividend pro-rata to all VMware stockholders. The one-time special dividend is payable in connection with the closing of the transaction announced today by Dell Technologies (“Dell”) and subject to certain conditions, as described in the schedule attached below “Special Dividend Record Date and Conditions to Payment.”

Dell announced today that it has concluded its evaluation of strategic alternatives and reached an agreement with its independent directors to offer a new class of publicly listed common stock following the completion of a proposed exchange of Dell Class V tracking stock for Dell Technologies Class C common stock or cash election option. The dividend proceeds that Dell receives from VMware are expected to be used to facilitate its proposed transaction, which is expected to be completed in the fourth quarter of calendar year 2018. At the conclusion of these transactions VMware will remain an independent publicly-listed software company, with improved alignment between Dell’s economic and ownership interests in VMware.

Earlier this year, the VMware Board formed a Special Committee of independent directors that retained legal and financial advisors to review and evaluate any potential proposal from Dell concerning business opportunities outlined in Dell’s Schedule 13D amendment filed on February 2, 2018. The Special Committee also assessed VMware’s capital allocation strategy, in the course of evaluating and recommending approval of the one-time special dividend by VMware’s Board of Directors.

Pat Gelsinger, chief executive officer, VMware commented, “We are pleased to be in a position to return capital to stockholders through this one-time special dividend, which is the result of the exceptional performance of our business and our broad-based portfolio’s strong cash flow generation. We remain laser focused on our strategy to deliver innovative software that drives customer success as a strategic and growing independent entity.”

Paul Sagan, lead director, VMware commented, “The VMware Board of Directors has strong governance practices in place and we are confident that the actions announced today create value for, and protect the interests of, all stockholders. As part of this transaction, VMware has entered into a governance agreement with Dell Technologies that provides for continued strong governance for our stockholders. We believe Dell’s proposal will simplify VMware’s equity capital structure to the benefit of all of our stockholders through the elimination of the tracking stock.”

Zane Rowe, chief financial officer, VMware added, “VMware’s strong balance sheet and excess liquidity, together with better access to offshore cash, has created a unique opportunity to return capital efficiently to our stockholders in conjunction with Dell’s transaction. Following this one-time special dividend, we retain full financial flexibility to continue to pursue organic and inorganic investments, and to return capital to stockholders via share repurchases. We remain committed to maintaining a well-balanced capital allocation strategy.”

“VMware has thrived as part of the Dell Technologies family and has seen tremendous traction and strategic relevance with all customers, resulting in significant revenue growth and financial performance,” said Michael Dell, chairman of the VMware Board and the Dell Board. “After the transaction concludes, I am looking forward to VMware’s continued independent status, strategy and capital allocation policy for organic investment, M&A and shareholder returns.”

As part of this process, VMware was advised by J.P. Morgan Securities LLC (lead), Perella Weinberg Partners L.P. and Morrison & Foerster LLP. The Special Committee of the VMware Board of Directors was advised by Lazard and Gibson, Dunn & Crutcher LLP.

Q2 and Annual FY-19 Guidance

VMware is reaffirming its Q2 fiscal 2019 guidance issued on the May 31, 2018 earnings conference call.

Full fiscal year 2019 guidance issued on the May 31, 2018 earnings conference call is reaffirmed for total revenue, license revenue and non-GAAP operating margin.

Distribution of the one-time special dividend will reduce interest income, and as a result guidance issued on the May 31, 2018 earning conference call will be adjusted for GAAP and non-GAAP earnings per share and annual operating cash flow. GAAP earnings per share range for fiscal 2019 is now expected to be $5.43 per share to $5.73 per share and non-GAAP earnings per share for fiscal 2019 is now expected to be $5.99 per share on a diluted share count of 414 million shares. Cash flow from operations is expected to be $3.55 billion, and free cash flow is expected to be $3.27 billion.

VMware’s board of directors also extended authorization of the Company’s existing stock repurchase program, with approximately $876 million remaining, through August 31, 2019.

About VMware

VMware software powers the world’s complex digital infrastructure. The company’s compute, cloud, mobility, networking and security offerings provide a dynamic and efficient digital foundation to over 500,000 customers globally, aided by an ecosystem of 75,000 partners. Headquartered in Palo Alto, California, this year VMware celebrates twenty years of breakthrough innovation benefiting business and society. For more information please visit https://www.vmware.com/company.html.

Forward-Looking Statements

This press release contains forward-looking statements that are based on VMware’s current expectations, including, among other things, statements regarding VMware’s special dividend, including its record date and payment date, its status as an independent, publicly traded company, its strong business performance, growth opportunities and cash flow generation, Q2 guidance and FY-19 full year revenue, operating margin, EPS, operating and cash flow, the expected completion of the Dell transaction, the elimination of Dell Class V common stock and creation of a new public equity class for Dell, alignment between Dell and VMware, VMware’s go-forward strategy, VMware’s capital allocation strategies, including plans for share repurchases, VMware’s growth expectations, future value creation and capital structure. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) VMware’s ability to pay the one-time special dividend, (ii) the satisfaction of conditions to the special dividend payment, including the timely satisfaction of conditions to the consummation of the Dell transaction, (iii) adverse changes in general economic or market conditions; (iv) delays or reductions in consumer, government and information technology spending; (v) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (vi) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, end user virtualization and the software defined data center; (vii) VMware’s ability to enter into and maintain strategically effective partnerships and alliances; (viii) the uncertainty of customer acceptance of emerging technology; (ix) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (x) changes to product and service development timelines; (xi) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (xii) VMware’s ability to protect its proprietary technology; (xiii) VMware’s ability to attract and retain highly qualified employees; (xiv) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (xv) the ability of VMware to realize synergies from Dell; (xvi) disruptions resulting from key management changes; (xvii) fluctuating currency exchange rates; (xviii) changes in VMware’s financial condition; and (xiv) risks associated with cyber-attacks, information security and privacy. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contact

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

SUPPLEMENTAL SCHEDULE

Special Dividend Record Date and Conditions to Payment

Record Date. Subject to the conditions below, the special dividend will be payable to stockholders of record as of the later of (i) the 10th calendar day (or if such day is not a business day, the next succeeding business day) following the later of (x) the date on which the Dell stockholders have voted to approve the Dell transaction and (y) the date that shares of Dell Class C Common Stock have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and (ii) September 12, 2018. Subject to the conditions set forth below, payment of the special dividend will be made one business day after the record date (provided that if payment to Dell’s subsidiaries holding of record VMware common stock cannot occur prior to 3:30 p.m. Eastern time, the special dividend will be paid on the next business day).

Conditions to Payment. The special dividend will be payable in connection with the completion of the Dell transaction, and payment of the special dividend is subject to the following conditions:

(1) the stockholders of Dell approving the Dell transaction on or prior to January 18, 2019, including separate approval of a majority of the holders of Dell tracking stock unaffiliated with Dell;

(2) Dell providing a certification to VMware that each of the conditions precedent (other than the payment of Dell’s portion of the proceeds of the special dividend) to the obligations of Dell to complete the Dell transaction as provided in the Agreement and Plan of Merger, dated as of July 1, 2018, by and between Dell and Teton Merger Sub, Inc. (the “Dell Transaction Agreement”) have been satisfied or (to the extent permitted in the Dell Transaction Agreement) irrevocably waived, including the conditions that:

(a) the stockholders of Dell have approved the Dell transaction;

(b) no injunction or other legal restraint prohibiting the Dell transaction shall be in effect, and no law shall have been adopted, enacted, enforced, entered or promulgated that prohibits the Dell transaction;

(c) as of the payment date for the special dividend, the governing body of each Dell subsidiary through which proceeds of the special dividend will pass to Dell shall have determined that such subsidiary of Dell meets all solvency and legal requirements to distribute the proceeds that it receives in accordance with the plan established by Dell.

(d) the registration statement with respect to the Dell Class C common stock to be issued in the Dell transaction shall be effective;

(e) the Dell Class C common stock to be issued in the Dell Transaction shall have been approved for listing on the NYSE, subject to official notice of issuance;

(f) the representations and warranties of Dell and its merger subsidiary contained in the Dell Transaction Agreement shall be true and correct in all material respects;

(g) Dell shall have performed in all material respects all obligations of it contained in the Dell Transaction Agreement;

(h) since February 2, 2018, Dell shall not have suffered, and would not reasonably be expected to suffer, a material adverse effect since February 2, 2018; and

(i) since February 2, 2018, VMware shall not have suffered, and would not reasonably be expected to suffer, a material adverse effect since February 2, 2018,

each of which conditions (a)-(i) above is set forth in greater detail in the Dell Transaction Agreement, which we anticipate will be filed with the SEC by Dell on or around July 2, 2018, and which we refer to and urge VMware stockholders to read;

(3) Dell providing a certification to VMware that if Dell’s pro rata share of the special dividend is received by Dell’s subsidiaries who are holders of record of VMware common stock by 3:30 p.m. Eastern time on such date, the closing of the Dell transaction will occur on such date (provided that if payment cannot occur prior to 3:30 p.m. Eastern time, the special dividend will be paid on the next business day);

(4) the Special Committee and the Board of VMware receiving an updated opinion from a nationally recognized expert that as of the date of payment, (x) VMware (on a consolidated basis) has sufficient surplus under Delaware law for the payment of the special dividend and (y) following the payment of the special dividend, VMware (on a consolidated basis) will be solvent under Delaware law; and

(5) a determination by the Special Committee and the Board of VMware that, as of the payment date of the special dividend, (x) VMware (on a consolidated basis) has sufficient surplus under Delaware law for the payment of the special dividend, (y) following the payment of the special dividend, VMware (on a consolidated basis) will be solvent under Delaware law and (z) that as of the payment date all of VMWare’s subsidiaries that must distribute cash or otherwise pass proceeds to VMware in order for it to pay the special dividend meet all solvency and legal adequacy requirements to distribute such cash amounts.

The special dividend will not be paid unless each of the above conditions is satisfied. If any of the above conditions is not met on or before January 31, 2019 or if the agreement governing the Dell transaction is terminated for any reason, the special dividend shall automatically be cancelled.

Revisions to Full Year Fiscal 2019 Guidance (1)

(amounts in millions; except per share amounts)

	Full Year Fiscal 2019 Guidance
	May 31, 2018 Guidance	Adjustments	Revised Guidance
Diluted Share Count (2)	410	4	414
Non-GAAP Net Income per Diluted Share (3)	$6.14	$(0.15)	$5.99
Operating Cash Flow	$3,600	$(50)	$3,550
Capital Expenditures	$280	$—	$280
Free Cash Flow (4)	$3,320	$(50)	$3,270

(1)	Revisions based on guidance communicated on May 31, 2018
(2)	Full fiscal year diluted share count assumes no additional stock repurchase for the remainder of fiscal 2019
(3)	See below table for reconciliation of GAAP to Non-GAAP
(4)	Free Cash Flow is a non-GAAP financial measure calculated by subtracting Capital Expenditures from Operating Cash Flow

Reconciliation of GAAP to Non-GAAP Net Income per Diluted Share

	Full Year Fiscal 2019 Guidance
	May 31, 2018 Guidance (Projected)	Adjustments	Revised Guidance (Projected)
GAAP Net Income per Diluted Share (1)	$5.58 - 5.88	$(0.15)	$5.43 - 5.73
Stock-based Compensation (estimated)	$1.68	$(0.01)	$1.67
Employer Payroll Tax on Employee Stock Transactions (estimated)	$0.02	—	$0.02
Intangible Amortization (estimated)	$0.36	—	$0.36
Acquisition, Disposition and Other Related Items (estimated) (2)	$(1.81)	$0.01	$(1.80)
Tax Adjustment (estimated) (3)	$0.14	—	$0.14
Non-GAAP Net Income per Diluted Share	$6.14	$(0.15)	$5.99

(1)	Values of items excluded from GAAP net income per diluted share are estimates. While the aggregate of estimates may not foot, in total we expect GAAP net income per share to be $0.26 to $0.56 less than non-GAAP net income per share
(2)	Includes estimated gains/loss on strategic investments
(3)	Reflects estimated impact of the 2017 U.S. Tax Cuts and Jobs Act. Final calculations may differ materially from estimates, due to, among other things, additional analysis on the application of the tax laws and further clarification and guidance issued by the U.S. Treasury Department, the IRS and other standard-setting bodies and authorities